                                                                             Exhibit 99.2

U.S. PHYSICAL THERAPY, INC. ("USPH")
DISCRETIONARY LONG-TERM INCENTIVE PLAN FOR SENIOR MANAGEMENT
FOR 2018 ("Discretionary LTIP")

Purpose:  To incentivize Executives eligible for this Discretionary LTIP to achieve certain strategic, operational, business growth & development and other criteria and reward Executives when such criteria are achieved, and to align the long-term interests of Executives and shareholders of USPH by compensating the Executives in shares of USPH stock that vest over time, thereby increasing the Executives’ equity interest in USPH.

Effective Date:  This Discretionary LTIP is established effective April 9, 2018.

Description of Discretionary Awards Criteria:  In addition to any other awards under the U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan (as amended) (the ? Plan”) or any other long term incentive plan or bonus plan, policy or program of USPH, and not in lieu of any other such award or payment, the Compensation Committee of the Board of Directors of USPH (as the term “Committee” is defined in Section 1.8 of the 2003 Plan) may, in its judgment and at its sole discretion, grant Restricted Stock Awards (“RSAs”) under the 2003 Plan, based on its evaluation of an Executive’s performance and the collective corporate performance for 2018. The factors to be considered include:

CEO

1.	Cost Control
2.	Briotix Development
3.	Same Store Growth/ Visit Growth
4.	Succession Planning
5.	Compliance
6.	Acquisitions

CFO

1.	Raintree/IT Completion and Migration
2.	Cost Control
3.	Succession Planning
4.	Cash Management and Collection Efficiency
5.	Audit Findings
6.	Acquisitions Integration and Customer Service

COO West

1.	Briotix Development
2.	Cost Control
3.	Compliance
4.	West Succession Plan
5.	Same Store Growth/Visit Growth
6.	Development of additional de novo facilities

COO EAST

1.	Contract Relationship Development
2.	Cost Control
3.	Compliance
4.	East Succession Plan
5.	Same Store Growth/ Visit Growth
6.	Development of additional de novo facilities

Participants:  Executives who will have an opportunity to be granted RSAs under this Discretionary LTIP shall be the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO"), the Chief Operation Officer West ("COO West"), and the Chief Operation Officer East ("COO East"). The following shall be the maximum amount of shares that may be awarded under this program to each specified participant: CEO = up to 11,000 shares; CFO = up to 5,500 shares; COO West = up to 5,500 shares; COO East = up to 5,500 shares.

Administration:  The Compensation Committee shall administer this Discretionary LTIP. The Compensation Committee shall have the exclusive authority to interpret and construe the terms of this Discretionary LTIP and make all determinations under this plan, and its decisions shall be final and binding in all persons. The Compensation Committee shall set out the vesting and other terms of an RSA in writing.

Award Grant Date:  Any RSAs granted under this program shall be granted under the 2003 Plan in the first quarter of 2019 after the Compensation Committee determines the amount, if any, of the RSAs to be granted to each participant. In addition, RSAs shall be granted only if the participant remains employed by USPH (or its affiliates) continuously from the Effective Date through the date of the grant of the RSA. All RSAs shall be granted in writing and subject to the terms of the 2003 Plan and the specific terms and conditions (including without limitation, restrictions in transfer and substantial risk of forfeiture) as determined by the Compensation Committee in its sole discretion. RSAs that are granted under this Objective LTIP will vest evenly over 16 quarters, beginning April 1, 2019 and ending January 1, 2023, subject to acceleration of vesting based on the occurrence of certain events, as more specifically defined in the applicable Restricted Stock Agreement between the Executive and USPH and/or in the Executive's employment agreement with USPH.

Certain Tax Considerations:  Any awards actually granted under this program shall be subject to Code Section 83(b).